EXHIBIT 1(y)



                             ARTICLES SUPPLEMENTARY
                                     TO THE
                       ARTICLES OF INCORPORATION (CHARTER)
                                       OF
                             USAA MUTUAL FUND, INC.


         Articles Supplementary dated May 9, 1997, supplementing the Charter of USAA MUTUAL FUND, INC., a Maryland Corporation, as heretofore amended.

                                    ARTICLE I

         USAA MUTUAL FUND,  INC.,  pursuant to the provisions of its Charter and
Section 2-208 of the Maryland General Corporation Law, hereby files Articles Supplementary for record evidencing the classification of 25,000,000 shares of unissued stock into a new class designated as the SCIENCE & TECHNOLOGY FUND and 25,000,000 shares of unissued stock into an additional new class designated as the YOUNG INVESTORS GROWTH FUND.

                                   ARTICLE II

         Section 2.1 Description of Stock. Without limiting the authority of the Board of Directors, as set forth in the Charter to which these supplementary articles apply, to establish and designate any further classes of stock, there is hereby established and designated a tenth and eleventh class of stock in addition to the nine classes already established and designated as the S&P 500 INDEX FUND, the INCOME STOCK FUND, the SHORT-TERM BOND FUND, the GROWTH & INCOME FUND, the AGGRESSIVE GROWTH FUND, the INCOME FUND, the GROWTH FUND, the FEDERAL SECURITIES MONEY MARKET FUND and the MONEY MARKET FUND. Such tenth class of stock shall be designated the SCIENCE & TECHNOLOGY FUND and eleventh class of stock shall be designated the YOUNG INVESTORS GROWTH FUND and shall have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are described in Article VI of the Articles of Incorporation of the USAA MUTUAL FUND, INC.

         Section 2.2 Statement of Authority. The stock comprising the tenth and eleventh class of stock of the USAA MUTUAL FUND, INC., has been classified by the Board of Directors of USAA MUTUAL FUND, INC., under the authority contained in Article V of the Charter of the USAA MUTUAL FUND, INC., by vote duly adopted at a meeting of the Board of Directors on May 9, 1997.

         IN WITNESS WHEREOF, USAA MUTUAL FUND, INC. has caused these Articles Supplementary to be executed by its President and attested by its Secretary thereunto duly authorized as of the day and year first above written.


ATTEST:                                             USAA MUTUAL FUND, INC.


By: /S/ ALEX M. CICCONE                             By: /S/ MICHAEL J.C. ROTH
    -------------------------                           -----------------------
     ALEX M. CICCONE                                    MICHAEL J. C. ROTH
     Assistant Secretary                                President


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                                   CERTIFICATE


         The undersigned MICHAEL J. C. ROTH, President of USAA MUTUAL FUND, INC., who executed this on behalf of said corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and certifies that, to the best of his knowledge, information and belief, that matters and facts set below therein with respect to the approval thereof are true in all material respects, under penalties of perjury.



                                                    USAA MUTUAL FUND, INC.



                                                    /S/ MICHAEL J.C. ROTH
                                                    ---------------------------
                                                    MICHAEL J. C. ROTH
                                                    President

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